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                                                                    Exhibit 23.1

                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors
Trustmark Corporation:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to changes in the method of accounting for derivative instruments, hedging activities, goodwill and other intangible assets.


                                                    /s/ KPMG LLP

Jackson, Mississippi
April 14, 2003